July 29, 2019

Centerstone Investors Trust

135 5th Avenue

New York, New York 10010

Re:	Centerstone Investors Trust (333-208987/811-23128) Post–Effective Amendment No 5 to the Registration Statement on Form N-1A

Dear Sir/Madam:

In connection with the filing of Post-Effective Amendment No. 5 to the Registration Statement (the “Registration Statement”) filed by Centerstone Investors Trust (“Centerstone”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), covering the shares of beneficial interest of the series of Centerstone, we hereby consent to the use of our name as counsel in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act, the 1940 Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Blank Rome LLP

BLANK ROME LLP

1271 Avenue of the Americas New York, NY 10020

www.BlankRome.com

California • Delaware • Florida • New Jersey • New York • Ohio • Pennsylvania • Texas • Washington, DC • Hong Kong